EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT
                            ------------------------

      THIS ASSET PURCHASE AGREEMENT is dated as of June 30, 1999, by and between A/G SYSTEMS, INC., dba DUPLICATION TECHNOLOGY, a corporation organized under the laws of the State of Colorado ("Seller"), located at 7725 Washington Avenue South, Minneapolis, Minnesota 55439, and ADVANCED DUPLICATION SERVICES, INC., a Minnesota corporation, located at 2155 Niagara Lane North, Suite 120, Plymouth, Minnesota 55447 ("Buyer").

                                    RECITALS
                                    --------

      1. Seller is in the business of providing software duplication services specializing in custom media duplication and turnkey services, using certain equipment located at the Seller's manufacturing facility in Boulder, Colorado (the "Boulder Facility");

      2. Buyer is in the business of manufacturing and replicating CD-ROMs, among other businesses;

      3. Buyer desires to purchase from Seller certain assets located at the Boulder Facility; and

      4.    Seller desires to sell such assets to Buyer.

                                   WITNESSETH:
                                   -----------

      In consideration of the mutual covenants and agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                     ARTICLE I. PURCHASE AND SALE OF ASSETS
                     --------------------------------------

      1.0 Assets to be Purchased. At Closing (as hereinafter defined) subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all or substantially all of Seller's assets utilized in the operation of Seller's Boulder Facility (the "Business"), free and clear of all liens, encumbrances, and charges (the "Assets"), which Assets shall include without limitation the following:

            (a) all inventory owned, used or held for use with respect to Seller's Business, including parts, materials, packaging, works in progress and finished goods located at Seller's Boulder Facility at the close of business on the date of Closing, as hereinafter defined on the attached Schedule 1(a) (the "Inventory");

            (b) all of Seller's right, title and interest in and to those certain fixed assets that are described on the attached Schedule 1(b) (the "Fixed Assets");

            (c) all of Seller's right, title and interest in and to any and all licenses and permits, to the extent assignable, whether state, federal, county, municipal, or otherwise material to the operation of the Boulder Facility, leases, equipment warranties, maintenance contracts, service contacts and other commitments as may be assumed in writing by Buyer or as set forth on the attached Schedule 1(c); and

            (d) all of Seller's right, title and interest in and to the general intangibles and goodwill associated with the operation of the Assets at Seller's Boulder Facility, including all telephone numbers used by Seller at the Boulder Facility, access to certain books and records of Seller which pertain to the Boulder Facility Business, including sales, customer lists and suppliers, paid invoices, repair orders, employee records for the last three years, yellow page advertising (subject to Section 12.1), copies of pending sales orders, work in process and all other documents associated with the Boulder Business (the "Company Records").

      1.1 Assets Not Included. Buyer shall not acquire title to any assets other than those that are expressly stated herein. Buyer acknowledges it will not acquire any interest in Seller's accounts receivable, cash, or cash equivalents.

      1.2 Nonassumption of Liabilities.

            (a) Generally. In no event will Buyer assume any liability or obligation of any nature whatsoever, contractual or otherwise, of Seller by reason of this Agreement, or any of the transactions contemplated hereby, including but not limited to any obligations or liability to employees, officers, or agents of Seller or to pension or profit sharing plans or other entities for their benefit (welfare plans, deferred compensation arrangements, sick leave, payroll taxes and other employee benefits), any and all obligations or liabilities of Seller to pay taxes (including sales taxes, income taxes, withholding taxes, unemployment compensation, worker's compensation or other taxes), any undisclosed contracts of Seller, including but not limited to, collective bargaining agreements and multi employer pension liabilities.

            (b) Seller Warranties on Products. In the event Seller has provided customers with certain warranties on Seller's products sold by Seller, the parties agree that it is in the best interests of both parties that Buyer honor such warranties. Buyer agrees that in the event it performs warranty work for customers of Seller, it shall perform such warranty services and repairs in compliance with the terms of Seller's written warranties in accordance with this Section. Seller agrees to reimburse Buyer for such written warranty work for a period of twelve (12) months from the Date of Closing, provided, however, Buyer must notify Seller and receive Seller's approval within three (3) business days of Seller receiving Buyers notice prior to beginning any such written warranty work, but such approval shall not be unreasonably withheld. Seller shall reimburse Buyer within thirty
      (30) days of receipt of Buyer's invoice for the costs incurred for performing said warranty work. All warranty work and repair reimbursement requests must be supported by documentation.


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


                           ARTICLE II. PURCHASE PRICE
                           --------------------------

      2.0 Purchase Price. The agreed-upon Purchase Price for the Assets shall be two million fifty thousand dollars ($2,050,000), subject to the adjustment provided for in Section 2.2, which shall be payable by cashiers check or wire transfer of same-day funds at Closing.

      2.1 Allocation. The parties shall determine the allocation of the Purchase Price among the Assets being purchased hereunder, shall report this transaction for tax purposes in accordance with such mutually agreed-upon allocation and shall execute IRS Form 8594 reflecting the same at Closing. The total Purchase Price allocation shall be adjusted in accordance with the Purchase Price adjustment below.

      2.2 Purchase Price Adjustment. Part of the Purchase Price is based upon the value of the inventory listed on Schedule 1(a) attached. The parties agree to adjust the Purchase Price on or before the Closing Date to reflect an adjusted Closing Date value of the inventory as follows:

The parties shall conduct an inspection of the inventory on or before the Closing Date. The Purchase Price shall be adjusted up or down to correct for the actual value, at Buyer's or Seller's cost, if the difference between the actual value of inventory on the Closing Date and the value of inventory on the above schedule is more than twenty thousand dollars ($20,000). If the difference, as defined above, is less than twenty thousand dollars ($20,000), there will be no adjustment to the Purchase Price.

                              ARTICLE III. CLOSING
                              --------------------

      3.0 Closing. The effective date of the Closing shall be June 30, 1999, at such time as the parties may mutually agree to, at 7725 Washington Avenue South, Minneapolis, Minnesota or at such other location as the parties may agree to.

      3.1 Seller's Obligations at Closing. At Closing, Seller shall deliver or cause to be delivered to Buyer:

            (a) a bill of sale in the form attached hereto and incorporated herein as Schedule 3.1(a) with respect to the Fixed Assets and the Inventory, properly executed and acknowledged;

            (b) an assignment and assumption agreement in the form set forth in
      Schedule 3.1(b) hereto, properly executed with respect to any intangible Assets and any and all leases and other agreements as identified in
      Schedule 1(c); and

            (c) such other documents as Buyer may reasonably request to carry out the transactions contemplated in this Agreement.

            (d) originals or copies of relevant Company records;


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


            (e) assignment of customer contracts;

            (f) a Uniform Commercial Code security interest and tax lien search from the State of Colorado, dated within fifteen (15) days of the Closing Date, with an update as of the Closing Date, showing that there are no security interests, judgments, taxes, other liens or encumbrances outstanding against the Assets other than those disclosed on Schedule 3.1 and agreed to by Buyer;

            (g) assignments of all licenses and permits which can be assigned and which are material to the operation of the Boulder Facility;

            (h) certified copy of a Certificate of Organization and/or Good Standing Certificate for Seller and certified copies of corporate resolutions of Seller, authorizing it to enter into the Agreement and to consummate the transactions contemplated herein;

      3.2 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver or cause to be delivered to Seller such documents as Seller may reasonably request to carry out the transactions contemplated in this Agreement.

                             ARTICLE IV. PRORATIONS
                             ----------------------

      4.0 Operating Costs. All operating costs of the Business shall be allocated so that Seller pays that part of such operating costs properly allocable to periods before the Closing Date, and Buyer pays that part of such operating costs attributable to periods on and after the Closing Date.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLER
               ---------------------------------------------------

      Except as otherwise disclosed to Buyer, Seller represents and warrants to Buyer as follows:

      5.0 Status. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has full power and authority to own its property and to carry on its Business as it has been and is currently conducted. Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

      5.1 Corporate Action. All necessary corporate action has been duly taken by the Board of Directors in order to authorize the execution and consummation of this Agreement. Upon execution hereof by Buyer, this Agreement shall be the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

      5.2 Restrictions. There have been no written notices of violation of any applicable law, order, ordinance, rule, regulation or requirement, or of any covenant, condition or restriction affecting or relating in a materially adverse manner to the use of the Assets issued by any governmental agency.


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


      5.3 Title to Assets. Seller is the owner of the Assets and has good and marketable title to all of the Assets to be transferred hereunder, free and clear of all liens, liabilities, encumbrances, security interests, charges, imperfections of title, or restrictions of any kind or nature whatsoever, and on the Closing Date, Buyer shall receive good and marketable title to all of such Assets free and clear of any liens, liabilities, encumbrances, security interests, charges, imperfections of title, or restrictions of any material kind or nature whatsoever.

      5.4 Litigation. There is no claim, suit, action or other proceeding which is pending or threatened before any court or other governmental agency, or to the knowledge of Seller, threatened, which might materially affect the Assets or Business of Seller or in which it is sought to restrain or prohibit the consummation of the transaction herein contemplated.

      5.5 Compliance with Law. Seller has complied with and, to the best of Seller's knowledge, is not in violation of applicable federal, state or local statutes, laws or regulations materially affecting the Assets or the operation of the Business as now conducted by Seller.

      5.6 Taxes. Seller has filed or will properly file when due, with the appropriate governmental agencies, all tax returns required to be filed by it and has paid or made provisions for the payment of all taxes which have or may become due, pursuant to said return or pursuant to any assessment received by Seller, except such taxes, if any, as are being contested in good faith and to which adequate reserves have been provided. All Federal and State income, sales, use, excise or other taxes due in connection with the Business of Seller being purchased herein have been duly paid or shall be fully paid as of the Closing Date or thereafter when due, except for the 1999 calendar year Colorado personal property tax liability, which amount will be prorated based upon the closing date of this agreement. To the knowledge of Seller, Seller is not now being audited by the Internal Revenue Service.

      5.7 Compliance with Environmental Laws. Except as disclosed in Schedule 5(a), Seller has materially complied with, and is presently in material compliance with, all Environmental Laws (as hereinafter defined), except for such minor noncompliances which do not materially affect the Business. Except as disclosed on Schedule 5(a), no party is currently asserting that Seller has violated any Environmental Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 5(a):

            (a) Except as allowed under applicable laws and regulations, including, without limitation, Environmental Laws, Seller has not accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section (f) below). Notwithstanding the foregoing, Seller makes no representation or warranty of any kind with respect to third parties or the activities of third parties who have accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Materials for Seller; without limiting the generality of the foregoing, Seller makes no representation or warranty of any kind with respect to such third parties' compliance with Environmental Laws; provided, however, that notwithstanding the foregoing clauses, the representation will nevertheless apply in the event that Buyer has any Losses directly resulting from Seller's contractual agreements or relationships with such third parties.


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


            (b) No Hazardous Material, other than that allowed under applicable laws and regulations, including, without limitation, Environmental Laws, has been disposed of, stored, maintained or otherwise related on real property leased by Seller at 4601 Nautilus Court South, Boulder, Colorado, during Seller's lease of such real property (the "Leased Premises").

            (c) Seller has never been subject to nor received any notice of, any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from the Leased Premises. There are no pending or threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition on the Leased Premises, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

            (d) Except as allowed under applicable laws and regulations, including, without limitation, Environmental Laws, Seller has not knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Waste, to any site, location or facility. Notwithstanding the foregoing, Seller makes no representation or warranty of any kind with respect to third parties or the activities of third parties who have accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Materials for Seller; without limiting the generality of the foregoing, Seller makes no representation or warranty of any kind with respect to such third parties' compliance with Environmental Laws; provided, however, that notwithstanding the foregoing clauses, the representation will nevertheless apply in the event that Buyer has any Losses resulting from Seller's agreements or relationships with such third parties.

            (e) As used in this Agreement, "Environmental Laws" means all federal, state and local laws, ordinances, rules, regulations, governmental permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to Seller relating to the public health, safety or protection of the environment, including, without limitation, the federal Resource Conservation Recovery Act, 41 USC ss.6901 et seq. ("RCRA").

            (f) As used in this Agreement, "Hazardous Material" shall mean the substances (i) defined as "Hazardous Waste" in 40 CFR 261, and substances defined in any comparable Colorado statute or regulations, (ii) any substance, the presence of which, requires remediation pursuant to any Environmental Laws; and (iii) any substance disposed of in a manner not in compliance with Environmental Laws.

            (g) To Seller's knowledge, Schedule 5(b) contains a complete listing (including addresses) of all the waste haulers, landfills, hazardous waste recycling and hazardous waste disposal companies used by Seller to dispose of or recycle such hazardous waste since the start of its Business.


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


               ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER
               ---------------------------------------------------

      Buyer represents and warrants to Seller as follows:

      6.0 Organization and Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the full power and authority to own its property. Buyer is qualified and in good standing to do business as a foreign corporation within the states in which it is currently doing business.

      6.1 Corporate Authority. Buyer has duly approved the Agreement and the performance of the obligations contemplated herein and has authorized the execution and delivery hereof by a duly elected and acting officer. No further corporate action on the part of Buyer is required for approval of this Agreement and authorization of the transaction contemplated herein. Upon execution hereof by Seller, this Agreement shall be the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

      6.2 Brokers. Buyer knows of no brokerage or finder's fees or commissions that will be payable in connection with its purchase of the Assets hereunder, and if any such fees or commissions are claimed or payable as the result of any other party's claimed representation of Buyer or Seller, any such fees or commissions shall be the sole responsibility of Buyer or Seller, as the case may be.

            ARTICLE VII. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE
            --------------------------------------------------------

      The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VII. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller is in default of any of its representations, warranties or covenants under this Agreement.

      7.0 Accuracy of Representations and Warranties. All representations and warranties by Seller in this Agreement or in any written statement that shall be delivered to Buyer under this Agreement shall be true on and as of the Closing Date as though made at that time.

      7.1 Seller's Performance. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it.

      7.2 No Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted on or before the Closing Date.

      7.3 UCC Searches. Buyer shall have obtained for review and approval UCC searches from the office of the Colorado Secretary of State as required under the terms of this Agreement.


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


      7.4 Transfer of Personal Property Warranties. Seller shall assign and transfer to Buyer all available equipment manufacturer warranties still in effect on the Closing Date of all personal property being purchased by Buyer, if any.

      7.5 Buyer shall have received and approved landlord estoppel letter regarding the lease being assigned to Buyer and the written consent of landlord to the assignment.

      7.6 Buyer shall have inspected the Assets on or before the Closing Date and determined that they are in good condition and that the Fixed Assets are in good working order.

           ARTICLE VIII. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
           ----------------------------------------------------------

      The obligations of Seller under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer is in default of any of its representations, warranties or covenants under this Agreement.

      8.0 Accuracy of Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

      8.1 Buyer's Performance. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with or satisfy, before or on the Closing Date.

      8.2 No Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted on or before the Closing Date.

                         ARTICLE IX. CONDITION OF ASSETS
                         -------------------------------

      9.0 EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE ASSETS ARE SOLD "AS IS, WHERE IS" WITH NO WARRANTIES OF MERCHANTABILITY OR PHYSICAL CONDITION EXPRESSED OR IMPLIED EXCEPT FOR EQUIPMENT WARRANTIES ASSIGNED BY BUYER. BUYER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS AND THAT AN OFFICER OR REPRESENTATIVE OF BUYER HAS BEEN ABLE TO ASK QUESTIONS OF SELLER'S EMPLOYEES AND OFFICERS.


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


                           ARTICLE X. INDEMNIFICATION
                           --------------------------

      10.0 Indemnity by Seller. Seller hereby agrees to indemnify and defend and hold Buyer harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies ("Liabilities"), including interest, penalties and reasonable attorneys' fees, costs and expenses, which Buyer may suffer as a result of any misrepresentations or breach of any of the warranties of Seller herein or given pursuant hereto, or any default by Seller in the performance of any of its commitments, covenants or obligations under this Agreement, or for any Liabilities which may arise from operation or ownership of the Assets by Seller prior to the Closing Date. The rights of Buyer under this Section are without prejudice to any other remedies not inconsistent herewith which Buyer may have against Seller.

      10.1 Indemnity by Buyer. Buyer hereby agrees to indemnify, defend and hold Seller harmless from any and all Liabilities including interest, penalties and reasonable attorneys' fees, costs and expenses which Seller may suffer as a result of any misrepresentations or breach of any of the warranties of Buyer herein or given pursuant hereto, or any default of Buyer in the performance of any of its respective commitments, covenants or obligations under this Agreement, or for any Liabilities which may arise from operation or ownership of the Assets by Buyer from and after the Closing Date. The rights of Seller under this Section are without prejudice to any other remedies not inconsistent herewith which it may have against Buyer.

      10.2 Defense of Claims. If a claim for Liabilities is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practical after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Liabilities for which indemnification may be sought under this Article X.

      10.3 Contested Claims. In the event a party hereto is notified of an indemnity claim by the other party hereto, the party receiving such notice (the "Receiving Party") shall be entitled to defend, compromise, or otherwise contest the claim for Liabilities at its own cost and expense. The party hereto giving such notice shall have the right, but not the obligation, and at its own expense, to participate in the defense the of Liability with counsel of its own choosing. The Receiving Party shall control all matters of the defense of the Liability including compromise thereof until relieved of its indemnification liability under this Agreement by the other party. In the event of a Liability claim, the parties shall cooperate with one another in good faith in order to effectuate the intent of Section 10.2 and this Section 10.3.


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


                         ARTICLE XI. COVENANTS OF SELLER
                         -------------------------------

      11.0 Seller's Obligations. Seller shall assume and pay in a timely manner all accounts payable for supplies received at the Boulder Facility prior to the Closing Date, and for all other goods and services delivered, rendered or performed prior to the Closing Date.

      11.1 Ordinary Course. Prior to the Closing, Seller shall continue to operate the Business consistently with historical practices and operations, and shall take no action, including, but not limited to selling any Assets, not in the ordinary course of business.

                         ARTICLE XII. COVENANTS OF BUYER
                         -------------------------------

      12.0 Nonaffiliation. Buyer shall not take any action that could reasonably be anticipated to imply, or cause any customer or other person to believe, that following the Closing, Seller will continue to be the owner of, or affiliated with, the Business. Notwithstanding the temporary use by Buyer of manuals and software containing the Rimage name, Buyer and its employees and agents shall neither misrepresent Buyer's relationship to Seller nor say or do anything that would create or fail to dispel any belief that Buyer is affiliated with Seller.

      12.1 Removal of Name. Buyer shall use its best efforts as soon as practicable after the Closing to remove the name Rimage used in connection with the Assets and to eliminate the name Rimage and the Rimage logo from each and every instance of such use and from any other transferred assets, tangible or intangible, that may carry or be imprinted with the Rimage name or logo.

                           ARTICLE XIII. MISCELLANEOUS
                           ---------------------------

      13.0 Survival of Representations. All statements contained in any certificate or other instrument delivered by or on behalf of Buyer or Seller pursuant hereto shall be deemed representations and warranties by Buyer and Seller respectively hereunder. Except as otherwise provided herein, all representations, warranties, covenants and agreements made by Buyer or Seller shall survive the Closing.


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


      13.1 Arbitration. All disputes or claims arising out of, or in any way relating to this Agreement, shall be submitted to and determined by final and binding arbitration under the rules of the American Arbitration Association. Arbitration proceedings may be initiated by any party hereto or to the Agreement upon notice to the other parties and to the American Arbitration Association and shall be conducted by three arbitrators under the rules of the American Arbitration Association in Minneapolis, Minnesota; provided, however, that the parties may agree following the giving of such notice to have the arbitration proceedings conducted by a single arbitrator. The notice must specify in general the issues to be resolved in any such arbitration proceeding. The arbitrators shall be selected by agreement of the parties to the arbitration proceeding from a list of five or more arbitrators proposed to the party by the American Arbitration Association or may be persons not on such list as agreed to by the parties to such arbitration. If the parties to the arbitration proceeding fail to agree on one or more of the persons to serve as arbitrators within fifteen days after delivery to each party hereto of the list as proposed by the American Arbitration Association, then at the request of any party to such proceeding, such arbitrators shall be selected at the discretion of the American Arbitration Association. Where the arbitrators shall determine that an arbitration proceeding was commenced by a party frivolously or without a basis, or primarily for the purpose of harassment or delay, the arbitrators may assess such party the cost of such proceedings including reasonable attorneys' fees of any other party. In all other cases, each party to the arbitration proceeding shall bear its own costs and its pro-rata share of the fees and expenses charged by the arbitrators and the American Arbitration Association in connection with any arbitration proceeding.

      13.2 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated herein, including its counsel and accountants, even if the transactions contemplated herein are not consummated for any reason. Buyer shall pay all sales or transfer costs, if any, imposed for the sale/purchase of the Assets.

      13.3 Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by either party without the express prior written consent of the other. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by Buyer and Seller and their respective permitted successors and assigns.

      13.4 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Buyer and Seller and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation or action over or against any party to this Agreement.


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


      13.5 Notices. To be effective, all notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when all other parties to this Agreement receive such notice or other communication from the notifying party, (ii) if delivered by telecopies or timely delivered to the overnight courier, when so sent or delivered or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party or when actually received, whichever occurs earlier. Mailed or telecopied communications shall be directed as follows unless written notice of the change of address or telecopies number has been given in writing in accordance with this paragraph:

      To Purchaser:       Mr. Michael Bernstein, CEO
                          Advanced Duplication Services, Inc.
                          2155 Niagara Lane North, Suite 120
                          Plymouth, Minnesota 55447

      To Seller:          Mr. Bernard P. Aldrich
                          President
                          Rimage Corporation
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                          Fax Number: (612) 944-7808

      Copy to:            Mr. James L. Reissner
                          Activar, Inc.
                          7808 Creek Ridge Circle, Suite 200
                          Minneapolis, Minnesota 55439
                          Fax Number: (612) 941-4781

      13.6 Applicable Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Minnesota.

      13.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.8 Entire Agreement; Modification; Waiver. This Agreement, with the Schedules hereto, constitutes the entire agreement between Seller, on the one hand, and Buyer, on the other, pertaining to the subject matter contained in it and supersedes all prior agreements, representations and all understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless expressed as such and executed in writing by Buyer and Seller. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.


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


      13.9 Copies. To the extent necessary for Seller's tax and legal recordkeeping and reporting purposes, Seller may make and retain copies, at its expense, of production records, lists of suppliers, sales reports and advertising materials that pertain to the Business as conducted by Seller prior to the Closing Date. After Closing, Buyer shall provide Seller with access to, and Seller may make and retain copies, at its expense, of production records, lists of suppliers, sales reports, advertising materials and such other records as may be necessary or desirable to prosecute and/or defend any claim, action, demand, suit or proceeding relating to the Business.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AG/SYSTEMS, INC., dba                   ADVANCED DUPLICATION SERVICES, INC.
DUPLICATION TECHNOLOGY

By  /s/ Bernard P. Aldrich              By  /s/ Michael Bernstein CEO
   --------------------------------        ------------------------------
        Bernard P. Aldrich              Michael Bernstein
        Its President and Chief         Its Chief Executive Officer
        Executive Officer
and

By  /s/ James Reissner                  By  /s/ Kathy Peterson COO
   --------------------------------        ------------------------------
        James L. Reissner               Kathy Peterson
        Its Secretary                   Its Chief Operating Officer



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


                                 SCHEDULE INDEX




Schedule 1(a)        Inventory

Schedule 1(b)        Fixed Assets

Schedule 1(c)        Assumed Leases and Contracts

Schedule 2.1(a)      Form of Bill of Sale

Schedule 2.1(b)      Form of Assignment and Assumption Agreement

Schedule 3.1         Security Interests

Schedule 5(a)        Environmental Violations

Schedule 5(b)        List of Waste Haulers


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